UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

OPTICAL CABLE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-27022	54-1237042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5290 Concourse Drive Roanoke, VA		24019
(Address of principal executive offices)		(Zip Code)

(540) 265-0690
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, no par value	OCC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12B-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Agreement

Omnibus Amendment of Loan Documents.  On October 31, 2023, Optical Cable Corporation (the “Company”) and Northeast Bank, a banking corporation organized under the laws of Maine (the “Lender”) entered into an Omnibus Amendment of Loan Documents (the “Amendment”) to modify certain loan documents currently in effect between the parties related to the real estate term loan (the “Virginia Real Estate Loan”) evidenced by the Term Loan B Note (“Note B), and a supplemental real estate term loan (the “North Carolina Real Estate Loan”) evidenced by the Term Loan A Note (“Note A”), with the Virginia Real Estate Loan and the North Carolina Real Estate Loan, together, referred to as the “Loans”. The Loans are the only credit facilities the Company has with the Lender prior to the Amendment.

The primary purpose of the Amendment was to: (i) pay off the North Carolina Real Estate Loan evidenced by Note A, (ii) pay down the balance on the Virginia Real Estate Loan evidenced by Note B; (iii) extend the maturity date of The Virginia Real Estate Loan; (iv) release the collateral of the North Carolina Real Estate Loan; and (iv) modify the interest rate of Note B.

The Amendment provides that the terms of Virginia Real Estate Loan evidenced by Note B are hereby amended as follows:

1.	The maturity of Note B is extended through May 5, 2026;
2.
Effective as of October 5, 2023, interest accrues on account of Note B at a rate equal to the Prime Rate (as defined in the Amendment), adjusted monthly on the fifth (5th) day of each calendar month in accordance with changes to the Prime Rate, provided, however, that the interest rate shall never be less than eight and one-half percent (8.50% per annum). Interest is computed on the aggregate principal balance outstanding from time to time, on the basis of a 360-day year times the actual number of days elapsed. If the Prime Rate is determined to be less than zero percent (0.0% then the Prime Rate for purposes of Note B shall be deemed to be zero percent (0.0%);

3.
Commencing on November 5, 2023 and on the fifth (5th) day of each month thereafter, Borrower shall pay to the Lender a monthly payment of principal (calculated by the Lender using the unpaid principal balance of Note B post application of the Insurance Proceeds and a two hundred forty (240) month amortization schedule), together with a payment of interest thereon in arrears as it accrues, as invoiced by the Lender. The unpaid principal balance outstanding on Note B together with all accrued and unpaid interest, as well as any fees, late charges, expenses and attorney’s fees and costs, shall be due and payable in full without notice or grace at maturity of Note B; and

4.
Note B may be prepaid in full at any time prior to the maturity of Note B, provided however, any such payment of principal shall be subject to minimum interest payable to the Lender at the time of prepayment (the "Minimum Interest"). The Minimum Interest shall be equal to twenty-four (24) months of interest on the outstanding principal balance of Note B as of the Amendment Effective Date (which is October 31, 2023) (but after the application of the Insurance Proceeds) minus the amount of interest paid to Lender from the Amendment Effective Date to the date of prepayment.

The Loan remains generally secured by the land and buildings at the Company’s headquarters and manufacturing facilities located in Roanoke, Virginia.

All other terms of the Virginia Real Estate Loan, specifically Note B and the Virginia Deed of Trust remain unaltered and remain in full force and effect.

After the effect of the Amendment, the principal balance of the Virginia Real Estate Loan is approximately $2,675,244 at October 31, 2023.

The Amendment with the Lender is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The following is filed as an Exhibit to this Report.

Exhibit No.	Description of Exhibit

4.1	Omnibus Amendment of Loan Documents dated October 31, 2023 by and between Optical Cable Corporation and Northeast Bank (FILED HEREWITH)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL CABLE CORPORATION

By:	/s/ TRACY G. SMITH
Name:	Tracy G. Smith
Title:	Senior Vice President and Chief Financial Officer

Dated: November 3, 2023

EXHIBIT INDEX

OPTICAL CABLE CORPORATION

Current report on Form 8-K

Exhibit No.	Description of Exhibit

4.1	Omnibus Amendment of Loan Documents dated October 31, 2023 by and between Optical Cable Corporation and Northeast Bank (FILED HEREWITH)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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